EXHIBIT 23.2





                Independent Accountants' Consent






The Board of Directors
MS Financial, Inc.:


We consent to the use of our audit report dated February 9, 1996 on the consolidated financial statements of MS Financial, Inc. and subsidiary as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated herein by reference.



                                                KPMG PEAT MARWICK LLP


Jackson, Mississippi
June 18, 1996